Exhibit 5.1

August 17, 2020

Global Medical REIT Inc.

2 Bethesda Metro Center

Suite 440

Bethesda, MD 20814

Re:                Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Global Medical REIT Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration and issuance by the Company of shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), having an aggregate offering price of up to $150,000,000. The Shares are covered by the Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                  The Registration Statement, and the related form of prospectus contained therein, in the form in which it was transmitted to the Commission under the 1933 Act;

2.                  The Prospectus Supplement, dated as of the date hereof;

3.                  The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                  The Third Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5.                  A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                  Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), relating to, among other matters, the sale and issuance of the Shares and any Forward Settlement Shares (as defined in the Sales Agreement) (the “Resolutions”), certified as of the date hereof by an officer of the Company;

Global Medical REIT Inc.

August 17, 2020

7.                  A certificate executed by an officer of the Company, dated as of the date hereof;

8.                  The Sales Agreement, dated as of August 17, 2020 (the “Sales Agreement”), by and among the Company, Global Medical REIT, L.P., and (a) BMO Capital Markets Corp., D.A. Davidson & Co., Keybanc Capital Markets Inc., Janney Montgomery Scott LLC, J.P. Morgan Securities LLC, B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC (each individually an “Agent” and collectively, the “Agents”), (b) Bank of Montreal, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., B. Riley Securities, Inc. and Wells Fargo Bank, National Association (each individually a “Forward Purchaser” and, collectively, the “Forward Purchasers”) and (c) BMO Capital Markets Corp., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., B. Riley Securities, Inc. and Wells Fargo Securities, LLC;

9.                  The Master Forward Confirmations for Issuer Forward Sale Transactions listed on Schedule I hereto, each dated as of the date hereof (the “Master Forward Confirmations”), each by and among the Company, the applicable Agent and applicable Forward Purchasers;

10.                The form of supplemental confirmation (the “Supplemental Confirmation”), included as an exhibit to each Master Forward Confirmation, to be executed in connection with the issuance of any Forward Settlement Shares pursuant to a Master Forward Confirmation; and

11.                Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                  Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                  Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Global Medical REIT Inc.

August 17, 2020

4.                  All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                  Upon the issuance of any of the Shares and any Forward Settlement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6.                  Prior to the issuance of any of the Shares to be issued pursuant to the Sales Agreement or any Forward Settlement Shares to be issued pursuant to the Master Forward Confirmations (and related Supplemental Confirmation), as applicable, the Board, a duly authorized pricing committee of the Board or a duly authorized officer of the Company will determine the price and certain other terms of issuance of such Shares or Forward Settlement Shares, as applicable, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions (the “Corporate Proceedings”).

7.                  None of the Shares or the Forward Settlement Shares will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                  The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                  The issuance of the Shares and the Forward Settlement Shares has been duly authorized and, when issued and delivered by the Company in accordance with the Sales Agreement or the Master Forward Confirmations (and related Supplemental Confirmation), as applicable, the Resolutions, the Corporate Proceedings and the Registration Statement against payment of the consideration set forth therein, the Shares and the Forward Settlement Shares will be validly issued, fully paid and nonassessable.

Global Medical REIT Inc.

August 17, 2020

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal or other state law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

Schedule I

1.                  The Master Confirmation for Issuer Share Forward Sale Transactions, by and between the Company, Bank of Montreal and BMO Capital Markets Corp., solely in its capacity as agent for Bank of Montreal;

2.                  The Master Confirmation for Issuer Share Forward Sale Transactions, by and between the Company and Keybanc Capital Markets Inc.;

3.                  The Master Confirmation for Issuer Share Forward Sale Transactions, by and between the Company and JPMorgan Chase Bank, National Association;

4.                  The Master Confirmation for Issuer Share Forward Sale Transactions, by and between the Company and Wells Fargo Bank, National Association; and

5.                  The Master Confirmation for Issuer Share Forward Sale Transactions, by and between the Company and B. Riley Securities, Inc.